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                                                                   EXHIBIT 23.1


                       REPORT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this proxy statement-prospectus of Captec Net Lease Realty, Inc. of our report dated February 5, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in the Captec Net Lease Realty, Inc. Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such proxy statement-prospectus.

PRICEWATERHOUSECOOPERS LLP


Detroit, Michigan
July 30, 2001